                                                                   EXHIBIT 4.7



                                   METROBANK

                             EMPLOYEE SAVINGS PLAN





                       Restated Effective January 1, 1989

                                   METROBANK

                             EMPLOYEE SAVINGS PLAN



                              Statement of Purpose


                 Metrobank has established and intends to operate a 401(k) Savings Plan, and related Trust, for the purpose of enabling Eligible Employees of the Company and their Beneficiaries to provide retirement income. The Plan is intended to qualify, and the Trust established pursuant to the related Trust Agreement is intended to be exempt from federal income tax, under the pertinent provisions of the Internal Revenue Code of 1986, as it may be amended, and any successor federal income tax statute of the same or similar effect.

                                    CONTENTS

                                                                                                  Page
Statement of Purpose  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

SECTION 1        Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.1     Account(s) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.2     Affiliated Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.3     Anniversary Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.4     Annual Addition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.5     Beneficiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         1.6     Board  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         1.7     Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         1.8     Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         1.9     Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         1.10    Company Matching Contribution Account  . . . . . . . . . . . . . . . . . . . . .    3
         1.11    Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         1.12    Disability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         1.13    Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         1.14    Eligible Employee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         1.15    Employee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         1.16    Employment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         1.17    Entry Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         1.18    ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         1.19    Forfeiture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         1.20    Highly Compensated Employee  . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         1.21    Hour of Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         1.22    Investment Fund or Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         1.23    Net Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         1.24    1-Year Break in Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         1.25    Participant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         1.26    Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         1.27    Plan Year or Limitation Year . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         1.28    Post-Tax Contribution Account: . . . . . . . . . . . . . . . . . . . . . . . . .   10
         1.29    Post-Tax Contributions:  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         1.30    Pre-Tax Contribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         1.31    Pre-Tax Contribution Account . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         1.32    Retirement Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         1.33    Rollover Contribution Account  . . . . . . . . . . . . . . . . . . . . . . . . .   11
         1.34    Separation From Service Date . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         1.35    Special Company Contribution . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         1.36    Special Company Contribution Account . . . . . . . . . . . . . . . . . . . . . .   11



         1.37    Spousal Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         1.38    Top Paid Group . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         1.39    Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         1.40    Trust Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         1.41    Trust Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         1.42    Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         1.43    Valuation Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         1.44    Year of Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

SECTION 2        Participation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         2.1     Participation On The Effective Date  . . . . . . . . . . . . . . . . . . . . . .   14
         2.2     Subsequent Participation . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         2.3     Loss Of Active Participant Status  . . . . . . . . . . . . . . . . . . . . . . .   14
         2.4     Rehire Of Former Participant . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         2.5     Elections Upon Commencement of Participation . . . . . . . . . . . . . . . . . .   15

SECTION 3        Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         3.1     Company Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         3.2     Timing of Company Contributions  . . . . . . . . . . . . . . . . . . . . . . . .   16
         3.3     Pre-Tax Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         3.4     Timing Of Pre-Tax Contributions  . . . . . . . . . . . . . . . . . . . . . . . .   17
         3.5     Return Of Contributions To The Company . . . . . . . . . . . . . . . . . . . . .   17
         3.6     Discrimination Test Requirements . . . . . . . . . . . . . . . . . . . . . . . .   18
         3.7     Corrective Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         3.8     Rollovers From Other Qualified Plans . . . . . . . . . . . . . . . . . . . . . .   20
         3.9     Allocation of Forfeitures  . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         3.10    Post-Tax Contributions:  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21

SECTION 4        Retirement Dates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         4.1     Normal Retirement Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         4.2     Disability Retirement Date . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

SECTION 5        Participant's Credit In The Trust Fund . . . . . . . . . . . . . . . . . . . . .   23
         5.1     Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         5.2     Allocation Of Company Contributions  . . . . . . . . . . . . . . . . . . . . . .   24
         5.3     Maximum Annual Addition  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         5.4     Investment Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         5.5     Allocation Of Trust Fund Earnings  . . . . . . . . . . . . . . . . . . . . . . .   27
         5.6     Accounting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         5.7     Valuation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         5.8     Limitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         5.9     Forfeiture Of Benefits Where Recipient Cannot Be Located . . . . . . . . . . . .   28

SECTION 6        Participant's Right To Payment . . . . . . . . . . . . . . . . . . . . . . . . .   29
         6.1     Amount Of Distribution From Participant's Account  . . . . . . . . . . . . . . .   29
         6.2     Forfeiture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         6.3     Form of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         6.4     Timing Of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         6.5     Earnings On Accounts Of Terminated Participants  . . . . . . . . . . . . . . . .   36
         6.6     Latest Benefit Commencement Date . . . . . . . . . . . . . . . . . . . . . . . .   36
         6.7     Rehire Of Former Plan Participant  . . . . . . . . . . . . . . . . . . . . . . .   37
         6.8     Precedence Of Code Section 401(a)(9) . . . . . . . . . . . . . . . . . . . . . .   37

SECTION 7        Designation Of Beneficiary . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         7.1     General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         7.2     Absence Of Proper Designation  . . . . . . . . . . . . . . . . . . . . . . . . .   38
         7.3     Consent Of Spouse  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38

SECTION 8        Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         8.1     Appointment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         8.2     Officers And Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         8.3     Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         8.4     Conflict Of Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         8.5     Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         8.6     Fiduciaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         8.7     Powers And Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         8.8     Information From The Company . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         8.9     Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         8.10    Claims Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         8.11    Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42

SECTION 9        The Trust Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         9.1     General Responsibilities Of The Trustee  . . . . . . . . . . . . . . . . . . . .   43
         9.2     Appointment Of Investment Manager  . . . . . . . . . . . . . . . . . . . . . . .   43
         9.3     Right To Invest In Company Stock . . . . . . . . . . . . . . . . . . . . . . . .   43
         9.4     Group Or Common Trusts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43

SECTION 10       Rights Of Participants . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         10.1    Participants' Rights To Plan Benefits  . . . . . . . . . . . . . . . . . . . . .   44
         10.2    Employment Rights Under The Plan . . . . . . . . . . . . . . . . . . . . . . . .   44
         10.3    Assignment Of Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         10.4    Qualified Domestic Relations Orders  . . . . . . . . . . . . . . . . . . . . . .   45
         10.5    Incompetency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46

SECTION 11       Amendment Of Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         11.1    Right To Amend Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         11.2    Protection Of Participants' Rights . . . . . . . . . . . . . . . . . . . . . . .   47
         11.3    Mergers, Consolidations And Transfers  . . . . . . . . . . . . . . . . . . . . .   48

SECTION 12       Termination Of Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         12.1    General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         12.2    Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49

SECTION 13       Top Heavy Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         13.1    Precedence Of Section  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         13.2    Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         13.3    Determination Of Top Heavy Plan  . . . . . . . . . . . . . . . . . . . . . . . .   51
         13.4    Minimum Benefit Under Top Heavy Plan . . . . . . . . . . . . . . . . . . . . . .   52
         13.5    Maximum Limitation Under Top Heavy Plan  . . . . . . . . . . . . . . . . . . . .   52
         13.6    Compensation In Top Heavy Plan Year  . . . . . . . . . . . . . . . . . . . . . .   52

SECTION 14       Withdrawals. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
         14.1    Withdrawals From Rollover or Post-Tax Contribution Account . . . . . . . . . . .   53
         14.2    Withdrawals From Pre-Tax Contribution Account  . . . . . . . . . . . . . . . . .   53

SECTION 15       Construction And Enforcement Of Plan . . . . . . . . . . . . . . . . . . . . . .   56
         15.1    Governing Legal Entity . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
         15.2    Text To Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
         15.3    Gender . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
         15.4    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
         15.5    Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56

                                   METROBANK

                             EMPLOYEE SAVINGS PLAN



                                   SECTION 1

                                  Definitions

                 Whenever used in this Plan and capitalized, unless a different meaning is plainly required by the context, the following terms shall have the meanings set forth below:

                 1.1      Account(s):

                 "Account(s)" means the record(s) maintained to record a Participant's, or his or her Beneficiary's, interest in the Trust Fund. Each Participant (or, when applicable, Beneficiary) may have a Pre-Tax Contribution Account as described under Section 5.1(a), an Post- Tax Contribution Account as described under Section 5.1(b), a Company Matching Contribution Account as described under Section 5.1(c), a Rollover Contribution Account as described under Section 5.1(d) and a Special Company Contribution Account as described under Section 5.1(e).

                 1.2      Affiliated Company:

                 "Affiliated Company" means each organization which is a member of a controlled group, as defined in Section 414(b) or 414(c) of the Code, or an affiliated service group as defined in Section 414(m) of the Code, with the Company.

                 1.3      Anniversary Date:

                 "Anniversary Date" means the last day of any Plan Year.

                 1.4      Annual Addition:

                 "Annual Addition" means, with respect to each Participant for any Plan Year, the aggregate of:

                          (a)     Pre-Tax Contributions:  Pre-Tax Contributions
made by the Participant under this Plan and credited to the Participant's Pre-Tax Contribution Account;

                          (b)     Company Matching Contributions:  Matching
contributions made by the Company to this Plan and allocated to his Company Matching Contribution Account;

                          (c)     Post-Tax Contributions:  Post-Tax
Contributions made by the Participant to this Plan and allocated to the Participant's Post-Tax Contribution Account;

                          (d)     Company Special Contributions: Special
Contributions made by the Company to the Plan and allocated to the Participant's Special Company Contribution Account(s);

                          (e)     Forfeitures:  Although not applicable herein,
any forfeitures allocated to a Participant's Company Matching Contribution Account;

                          (f)     Post-Retirement Medical Benefits:  In the
event the Company pre-funds post-retirement medical benefits in accordance with
Section 419A(d) of the Code, any amount allocated to the separate account of a Participant who is a Key Employee as defined in Section 13.2(b); and

                          (g)     Other Plan Contributions:  Contributions to
the Metrobank Employee Stock Ownership Plan including any reallocated plan forfeitures.

                 1.5      Beneficiary:

                 "Beneficiary" means any person actually entitled, as provided in Section 7 hereof, to receive benefits by reason of the death of a Participant. Wherever the rights of a Participant are stated or limited herein, his Beneficiaries shall be bound by such statement of limitation.

                 1.6      Board:

                 "Board" means the Board of Directors of the Company.

                 1.7      Code:

                 "Code" means the Internal Revenue Code of 1986, as it may be amended, or any similar statute enacted in lieu thereof.

                 1.8      Committee:

                 "Committee" means the Committee appointed and acting in accordance with the terms of Section 8.

                 1.9      Company:

                 "Company" means Metrobank and any Affiliated Company or successor organization which, with the consent of the Board, adopts the Plan for its employees.

                 1.10     Company Matching Contribution Account:

                 "Company Matching Contribution Account" means the account established to record the Company matching contributions and forfeitures, if any, allocated on behalf of a Participant under the Plan, plus earnings thereon, as described in Section 5.1(c).

                 1.11     Compensation:

                 "Compensation" means the base salary or wages (including overtime pay and bonuses) paid to an Employee by the Company for a Plan Year (unreduced by 401(k) contributions). Annual Compensation shall be limited to $150,000 ($200,000 as indexed for years prior to 1994) or such other amount as may be provided under Code Section 401(a)(17) as adjusted for cost of living. Compensation shall include W-2 earnings (including amounts attributable to stock options), except that for deferral purposes, Compensation shall exclude "special performance" bonuses, severance pay, attendance awards, and "Ideas for Profit" and other similar suggestion awards.

                 For purposes of this Section, the determination of Compensation shall be made by including amounts which are contributed by the Company pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 402(a)(8) or 402(h). For a Participant's initial year of participation, Compensation shall be recognized as of such Participant's effective date of participation pursuant to Section 2.

                 Notwithstanding the above, for purposes of discrimination testing as provided at Section 3.6, Compensation shall be limited to Compensation paid to an Employee while a Plan Participant.

                 In the case of an Employee who is a 5-percent owner (within the meaning of Code Section 414(q)(3)) or who is both a Highly Compensated Employee and one of the ten most highly compensated Employees paid the highest Compensation for the Plan Year, the "family" of such Employee shall be treated as a single Employee for purposes of applying the $150,000 limit ($200,000 limit as indexed for Plan Years prior to 1994). "Family" includes the Employee, his spouse and any lineal descendants of the Employee who have not attained age nineteen (19) before the close of the Plan Year. Compensation for each family member shall be determined by multiplying the $150,000 limit by a fraction, the numerator of which is the family member's Compensation (determined without regard to this paragraph) and the denominator of which is the family's aggregate Compensation (determined without regard to this paragraph).

                 1.12     Disability:

                 "Disability" means a physical or mental condition that is expected to render a Participant permanently unable to perform his usual duties or any comparable duties for the Company or an Affiliated Company. The determination of the existence of such Disability shall be made by the Committee and shall be final and binding on the Participant and all other parties. The Committee may require the submission of such medical evidence as it may deem necessary in order to arrive at its determination or may rely upon a determination by the Social Security Administration that the Participant is disabled within the meaning of the Social Security Act. The Committee's determination of the existence of a Disability will be made with reference to the nature of the disease or injury and without regard to the period the Participant is absent from work.

                 1.13     Effective Date:

                          "Effective Date" means January 1, 1987, except where
otherwise indicated.

                 1.14     Eligible Employee:

                 "Eligible Employee" means each Employee of the Company, excluding any Employee whose conditions of employment are covered under the terms of a collective bargaining agreement in which retirement benefits were the subject of good faith bargaining unless such agreement provides for coverage of the bargaining unit members under this Plan and who has met the age and service requirements for Participation, if any, set forth in Sections 2.1 and 2.2.

                 1.15     Employee:

                 "Employee" means any person receiving Compensation for services rendered to the Company or an Affiliated Company, excluding the following:

                          (a)     Director:  Any person serving as a director
only; or

                          (b)     Independent Contractor:  Any person who is an
independent contractor and/or for whom the Company or Affiliated Company is not required to make Social Security contributions; or

                          (c)     Leased Employees:  Any person who is a leased
employee, within the meaning of Code Section 414(n), unless such leased employees constitute more than twenty percent (20%) of the Employees who are not Highly Compensated Employees, provided that any leased employee who is deemed to be an Employee under this Section 1.18(c) shall be treated as an Employee employed in an ineligible job classification.

                          (d)     Employees Who Do Not Work in the United
States: Any person who would otherwise be an Employee except that he or she receives no earned income from the Company or an Affiliated Company which constitutes income from sources within the United States.

                 1.16     Employment:

                 "Employment" means the period or periods during which an individual is an Employee.

                 1.17     Entry Date:

                 "Entry Date" means the first day of the calendar quarter next following the date on which the Employee met the eligibility requirements of Sections 2.1 and 2.2, and upon which date an Eligible Employee may enroll as a Participant.

                 1.18     ERISA:

                 "ERISA" means the Employee Retirement Income Security Act of 1974, and any amendments thereto.

                 1.19     Forfeiture:

                 "Forfeiture" means that part of a Participant's Company Matching Contribution Account which he or she loses, as determined under
Section 6.2(a).

                 1.20     Highly Compensated Employee:

                 "Highly Compensated Employee" means, with respect to a Plan
Year:

                          (a)     In General:  Subject to Section 1.22(b)
below, an Employee, at any time during the "determination year" or the "look-back year" (which are both equal to the Plan Year for which testing is being performed) as defined below:

                                  (1)      Who owns more than five percent (5%)
of the Company;

                                  (2)      Whose compensation is in excess of
$75,000 or such greater amount as may be recognized for increases in the cost of living in accordance with Code Section 415(d);

                                  (3)      Whose compensation is in excess of
$50,000 or such greater amount as may be recognized for increases in the cost of living in accordance with Code Section 415(d), and who is a member of the Top Paid Group; or

                                  (4)      Who is an officer of the Company and
whose compensation exceeds 50 percent of the limitation under Code Section 415(b)(1)(A), provided that if no officer of the Company receives such amount of compensation for a Plan Year, the officer who receives the highest compensation for the Plan Year shall be included for the purpose of this Section, and provided further that no more than the lesser of:

                                        (i)      fifty (50) Employees, or

                                        (ii)     the greater of three (3) or
ten percent (10%) of all Employees of the Company,

                                        shall be considered officers for
purposes of this Section.

                 The "look-back year" shall be the calendar year ending with or within the Plan Year for which testing is being performed and the "determination year" (if applicable) shall be the period of time, if any, which extends beyond the "look-back year" and ends on the last day of the Plan Year for which testing is being performed (the "lag period"). If the "lag period" is less than twelve months long, the dollar threshold amounts specified above shall be prorated based upon the number of months in the "lag period."

                                  (b)      For purposes of this Section 1.22
and for Section 1.34, "Company" shall mean all employers required to be aggregated with the Company pursuant to Code Sections 414(b), (c), (m), or (o).

                          (c)     Special Treatment of Certain Family Members:
If an Employee is a member of the family of an Employee who owns more than five percent (5%) of the Company, or is a member of the family of a Highly Compensated Employee (as defined above) who is one of the top ten (10) most highly compensated Employees for a Plan Year, such individual shall not be treated as a separate Employee, and any Compensation paid to him (and any contribution on his or her behalf) shall be treated as paid to (or contributed on behalf of) the five percent (5%) owner or the Highly Compensated Employee. For purposes of this Section 1.22(c), "family" shall mean the

Employee's spouse, direct ascendants or descendants and the spouses of such direct ascendants or descendants.

                          (d)     For purposes of this Section 1.22 and Section
1.37, "Compensation" means W-2 earnings, except that "Compensation" shall include amounts which are deferred pursuant to a cafeteria plan (within the meaning of Code Section 125), a cash or deferred arrangement (within the meaning of Code Section 401(k)) or a tax-sheltered annuity (within the meaning of Code Section 403(b)).

                 1.21     Hour of Service means:

                          (a)     Each hour for which an Employee is directly
or indirectly compensated or entitled to compensation by the Employer for the performance of duties during the applicable computation period;

                          (b)     Each hour for which an Employee is directly
or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or leave of absence) during the applicable computation period;

                          (c)     Each hour for which back pay is awarded or
agreed to by the Employer without regard to mitigation of damages. The same Hours of Service shall not be credited both under (a) or (b), as the case may be, and under (c).

                          (d)     Notwithstanding the above,

                                  (1)      No more than 501 Hours of Service
are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period);

                                  (2)      An hour for which an Employee is
directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, or unemployment compensation or disability insurance laws, and

                                  (3)      Hours of Service are not required to
be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

                 For purposes of this Section, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

                 An Hour of Service must be counted for the purpose of determining a Year of Service, a year of participation for purposes of accrued benefits, a 1-Year Break in Service, and employment commencement date (or reemployment commencement date). The provisions of Department of Labor regulations 2530.200b-2(b) and (c) are incorporated herein by reference.

                 Hours of Service will be credited for employment with any Affiliated Company.

                 1.22     Investment Fund or Fund:

                 "Investment Fund" or "Fund" means the funds described in
Section 5.4(a).

                 1.23     Net Compensation:

                 "Net Compensation" means an Employee's total Compensation, less his Pre-Tax Contributions, for a Plan Year.

                 1.24     1-Year Break in Service:

                 "1-Year Break in Service" means the applicable computation period during which an Employee has not completed more than 500 Hours of Service with the Employer. Further, solely for the purpose of determining whether a Participant has incurred a 1-Year Break in Service, Hours of Service shall be recognized for "authorized leaves of absence" and "maternity and paternity leaves of absence."

                                  (a)      Authorized Leave of Absence:

                                  "Authorized Leave of Absence" means an
unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.

                                  (b)      Maternity or Paternity Leave of
Absence:

                                  "Maternity or Paternity Leave of Absence"
means, for Plan Years beginning after December 31, 1984, an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a 1-Year Break in Service, or, in any other case, in the immediately following computation period. The Hours of Service credited for a "maternity or paternity leave of absence" shall be those which would normally have been credited but for such absence, or, in any case in which the Administrator is unable to determine such hours normally credited, eight (8) Hours of Service per day. The total Hours of Service required to be credited for a "maternity or paternity leave of absence" shall not exceed 501.

                 1.25     Participant:

                 "Participant" means any Eligible Employee who has become a Participant in the Plan under the provisions of Section 2. "Former Participant" means any former Employee who is entitled to receive a distribution from the Trust. Except with respect to the right to make Pre- Tax and Post-Tax Contributions under the Plan, the term "Participant" shall include "Former Participant."

                 1.26     Plan:

                 "Plan" means the 401(k) Savings Plan as described herein, and all subsequent amendments hereto.

                 1.27     Plan Year or Limitation Year:

                 "Plan Year" or "Limitation Year" means January 1 to December
31.

                 1.28     Post-Tax Contribution Account:

                 "Post-Tax Contribution Account means the Account established on a Participant's behalf to hold his Post-Tax Contributions plus earnings thereon as further described in Section 5.1(b).

                 1.29     Post-Tax Contributions:

                 "Post-Tax Contributions" means a nondeductible amount which a Participant elects to contribute by payroll withholding from his current Compensation, which amount is contributed to the Plan by the Company and allocated to such Participant's Post-Tax Contribution Account as further described in Section 3.10.

                 1.30     Pre-Tax Contribution:

                 "Pre-Tax Contribution" means an amount which a Participant elects to defer by payroll withholding from his current Compensation, which amount is contributed to the Plan by the Company and allocated to such Participant's Pre-Tax Contribution Account as further described in Section 3.3.

                 1.31     Pre-Tax Contribution Account:

                 "Pre-Tax Contribution Account" means the Account established on a Participant's behalf to hold his Pre-Tax Contributions, plus earnings thereon, as further described in Section 5.1(a).

                 1.32     Retirement Date:

                 "Retirement Date" means "Normal Retirement Date" or "Disability Retirement Date" as described in Section 4.

                 1.33     Rollover Contribution Account:

                 "Rollover Contribution Account" means the Account established on a Participant's behalf to hold his rollover contributions from another plan, plus earnings thereon, as further described in Section 5.1(d).

                 1.34     Separation From Service Date:

                 "Separation from Service Date" means the date a Participant terminates his employment with the Company or an Affiliated Company, as determined under the Company's or Affiliated Company's personnel policy.

                 1.35     Special Company Contribution:

                 "Special Company Contribution" means a discretionary Company contribution made to the Plan in order to insure that the Plan complies with the requirements of Section 3.6. Such contributions shall always be fully vested and may not be withdrawn for any reason prior to a Participant's Separation From Service Date or attainment by the Participant of age 59-1/2.

                 1.36     Special Company Contribution Account:

                 "Special Company Contribution Account" means the account established to record Company Special Contributions as defined at Section 3.1(c), if any, allocated on behalf of a Participant under the Plan, plus earnings thereon. Separate subaccounts for each of these categories of contribution may be established.

                 1.37     Spousal Consent:

                 "Spousal Consent" means the written consent of the Participant's spouse to a Beneficiary designation, withdrawal or loan by the Participant or a distribution to the Participant, which consent shall be witnessed by a notary public, provided that written consent to an election shall not be required if it is established to the satisfaction of the Committee that such consent cannot be obtained because there is no spouse, or the spouse cannot be located, or such other circumstances exist as may be prescribed by applicable regulation. Any written Spousal Consent, or establishment that such consent cannot be obtained shall be effective only with respect to such spouse.

                 1.38     Top Paid Group:

                 "Top Paid Group" means the top twenty percent (20%) of Employees of the Company for a Plan Year when ranked in order of compensation (within the meaning of Section 1.22(d)). In determining the number of Employees to be included in the top twenty percent (20%), the following Employees shall be excluded:

                          (a)     New Hires:  Employees employed for less than
six (6) months;

                          (b)     Part-Time Employees:  Employees who normally
work less than seventeen and one-half (17-1/2) hours per week;

                          (c)     Seasonal Employees:  Employees who normally
work less than six (6) months per year;

                          (d)     Under Age:  Employees who have not yet
attained age twenty-one (21);

                          (e)     Union Employees:  Union-represented
Employees, except to the extent provided by regulations, and

                          (f)     Nonresident Aliens:  Employees who are
classified as nonresident aliens and who have no earned income from a United States source.

                 Notwithstanding anything to the contrary in this Section, the Company may elect, on a consistent and uniform basis, to apply this Section 1.37(a), (b), (c) and (d) above on the basis of a shorter period of service, smaller number of hours or months, or lower age than specified above.

                 1.39     Trust:

                 "Trust" means the legal entity created under the Trust Agreement to hold the Trust Fund.

                 1.40     Trust Agreement:

                 "Trust Agreement" means the separate agreement entered into by Company and the Trustee for the purpose of holding the Trust Fund.

                 1.41     Trust Fund:

                 "Trust Fund" means all monies, securities and assets held by the Trustee of the benefits of Participants and Beneficiaries.

                 1.42     Trustee:

                 "Trustee" means the Trustee(s) appointed by the Board under the Trust Agreement and any duly appointed successor(s).

                 1.43     Valuation Date:

                 "Valuation Date" means the last business date coincident with or next preceding each date on which the Committee directs the Trustee to determine the fair market value of assets held under the Trust.

                 1.44     Year of Service:

                 "Year of Service" means the computation period of twelve (12) consecutive months, herein set forth, and during which an Employee has completed at least 1,000 Hours of Service.

                 For purposes of eligibility for participation, the initial computation period shall begin with the date on which the Employee first performs an Hour of Service (employment commencement date). The computation period beginning after a 1-Year Break in Service shall be measured from the date on which an Employee again performs an Hour of Service. The succeeding computation periods shall begin with the first anniversary of the Employee's employment commencement date. However, if one (1) Year of Service or less is required as a condition of eligibility, then after the initial eligibility computation period, the eligibility computation period shall shift to the current Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service. An Employee who is credited with 1,000 Hours of Service in both the initial eligibility computation period and the first Plan Year which commences prior to the first anniversary of the Employee's initial eligibility computation period will be credited with two Years of Service for purposes of eligibility to participate.

                 For vesting purposes, and all other purposes not specifically addressed in this Section, the computation period shall be the Plan Year, including periods prior to the Effective Date of the Plan.

                 Years of Service and breaks in service will be measured on the same computation period.

                                   SECTION 2

                                 Participation

                 2.1      Participation On The Effective Date:

                 Each Eligible Employee on the Effective Date who has completed at least half the requirements for a Year of Service (been employed by the Company for at least six (6) months and who has completed at least 500 Hours of Service), as of the Effective Date shall become a Plan Participant on the Effective Date.

                 Each Eligible Employee who enrolls shall become a Plan Participant on the Effective Date.

                 2.2      Subsequent Participation:

                 Each other Employee shall become a Participant on the Entry Date coincident with or next following both his employment by the Company for at least six (6) months and his completion of at least 500 Hours of Service.
If he or she is not an Eligible Employee on such date, he or she shall become a Participant on the Entry Date coincident with or next following attainment of that status.

                 Each other Eligible Employee shall become a Participant on the Entry Date coincident with or next following his or her date of hire.

                 2.3      Loss Of Active Participant Status:

                 An Employee or former Employee will cease to be an active Participant in the Plan upon his or her Separation from Service Date or upon losing his or her status as an Eligible Employee and will, thereafter, become a Former Participant until such time as he or she is paid from the Trust (under the provisions of Section 6), the Plan benefit to which such Former Participant is entitled. A Former Participant shall not be entitled to make Pre-Tax or Post-Tax Contributions or share in the allocation of Company matching contributions. However, if he or she remains an Employee, such Former Participant shall continue to be credited with Hours of Service for vesting purposes.

                 2.4      Rehire Of Former Participant:

                 If a Participant terminates employment or otherwise incurs at least a One Year Break in Service, his active participation in the Plan shall be suspended; but such Participant may again join the Plan if employed on the Entry Date after he has completed at least 500 Hours of Service during a six
(6) month period. If a Participant terminates employment but returns before incurring a One Year Break in Service, his participation in the Plan shall commence immediately.

                 2.5      Elections Upon Commencement of Participation:

                 Effective as of the date upon which an Employee first becomes a Participant in the Plan, such Employee shall make elections as to amounts to be deferred under Section 3.3. of the Plan and investments under Section 5.4(c) of the Plan.

                 2.6      National Bank of Long Beach:

                 Effective upon the closing date of the acquisition of the National Bank of Long Beach (the "Closing Date"), the National Bank of Long Beach Employees 401(k) Plan shall merge into this plan and all participants at that time in the National Bank of Long Beach Employee 401(k) Plan shall become Participants in this Plan. Any other National Bank of Long Beach employee as of the Closing Date may become a Plan Participant as set forth in Section 2.2 above. For participation purposes as defined in this Section 2, employees of National Bank of Long Beach as of the Closing Date shall be credited under this Plan for each Hour of Service earned while an employee of National Bank of Long Beach.

                                   SECTION 3

                                 Contributions

                 3.1      Company Contributions:

                          (a)     Matching Contribution:  The Company may make
discretionary matching contributions which shall be paid quarterly to Participants employed at the end of the quarter in proportion to certain Pre-Tax Contributions as set forth in the following formula and which shall be allocated to the Company Matching Contribution Accounts.

                 Effective January 1, 1995, if the Company makes a matching contribution, for each whole percent from 1% to 6% (1% to 3% for 1993 and 1994 Plan Years) of Participant Pre-Tax Contribution, the Company may make matching contributions of not more than 50%.

                 Matching Contributions shall not exceed One Thousand Seven Hundred Dollars ($1,700) per Participant per Plan Year ($900 for Plan Years prior to 1994).

                          (b)     Special Contributions (QNECs and QMACs):  The
Company may also contribute a fully vested, qualified nonelective contribution or qualified matching contribution the exact amount and receipt of which may be determined in a nondiscriminating manner each year by the Company and which shall be treated as an elective contribution for testing purposes hereunder.

                          (c)     In no event shall Company contributions,
together with Pre-Tax Contributions, if applicable, for a Plan Year exceed in total the maximum amount deductible under the provisions of Section 404(a) of the Code. Company contributions are hereby expressly conditioned upon deductibility under such Code section.

                 3.2      Timing of Company Contributions:

                 Special Company Contributions may be made for a Plan Year at any time prior to the end of the Plan Year following the Plan Year to which the contribution relates.

                 3.3      Pre-Tax Contributions:

                 Commencing on the Effective Date each Participant may elect, subject to the right of the Committee to establish uniform and nondiscriminatory rules and, from time to time, to modify or change such rules governing the manner and methods by which Pre-Tax Contributions shall be made, to reduce his Compensation by the deferral percentage, which amount the Company shall then contribute to the Trust and allocate to his Pre-Tax Contribution Account in accordance with the following provisions:

                          (a)     Regular Pre-Tax Contributions:  At times
determined by the Committee, each Participant shall have the opportunity to elect to defer a percentage of his Compensation, subject to the remainder of this Section 3.3. Pre-Tax Contributions shall generally be made by a Participant by entering into an agreement authorizing regular payroll withholdings by the Company.

                          (b)     Amount of Pre-Tax Contributions:  A
Participant shall be entitled to elect to defer monthly at least one percent (1%) but not more than fifteen percent (15%) of his Compensation, in increments of one percent (1%). Highly Compensated Employees may be subject to additional limitations on their contributions as may be necessary for the Plan to meet the requirements of Section 3.6. The Pre- Tax Contributions of each Participant in a calendar year shall not exceed, in the aggregate, $9,240. The $9,240 amount shall be adjusted each calendar year as provided in Code Section 402(g)(5).

                          (c)     Cessation of Pre-Tax Contributions:  A
Participant may direct the Company to cease Pre-Tax Contributions as soon as practicable after written notice to such effect has been delivered by such Participant to the Company.

                          (d)     Change in Pre-Tax Contributions:  As of each
Entry Date, each Participant shall have the opportunity to elect to increase or decrease his Pre-Tax Contribution amount.

                 3.4      Timing Of Pre-Tax Contributions:

                 The Company's contribution to the Trust for a Plan Year consisting of Pre-Tax Contributions shall generally be made as soon as possible after the end of each payroll period.

                 3.5      Return Of Contributions To The Company:

                          (a)     Return of Contributions:  Subject to Section
3.7, Company contributions and Pre-Tax Contributions may be returned by the Trustee to the Company if:

                                  (1)      They were made in excess of the
amount deductible by the Company for its taxable year, or

                                  (2)      They were made because of a
reasonable mistake as to the facts and circumstances existing at the time the contributions were made.

                                  As soon as practicable following the return
of funds to the Company under this Section 3.5(a), such funds shall, if they were originally Pre-Tax Contributions, be paid by the Company to the Participants making such original contributions.

                          (b)     Limitation:  Any return of Pre-Tax
Contributions or Company contributions under Section 3.5(a) shall be limited, respectively, to:

                                  (1)      That portion in excess of the amount
deductible by the Company for its taxable year, or

                                  (2)      That portion of the contribution
attributable to a reasonable mistake of fact, and further provided that any such return must be made within one year of the date the contribution was determined to be nondeductible or the mistaken contribution was made.

                 3.6      Discrimination Test Requirements:

                 The provisions of this Plan are intended to comply with the provisions of Code Section 401(k)(3) and Federal Tax Regulation 1.401(k)-l(b)(4) thereunder, and such provisions are hereby incorporated into this Plan. If there is a discrepancy between any provision of this Plan and the provisions of Code Section 401(k)(3) and Regulation 1.401(k)-1(b)(4) thereunder, such discrepancy shall be resolved so as to give full effect to the provisions of Code Section 401(k)(3) and Regulation 1.401(k)-1(b)(4) thereunder.

                 Similarly, the provision of Code Section 401(m) and Federal Tax Regulations 1.401(m)-1(b)(3) and 1.401(m)-2 are hereby incorporated into this Plan. Any discrepancy between such provisions and any provision of this Plan shall be resolved so as to give full effect to such provisions.

                 For testing purposes net compensation after deduction for Pre-Tax Contribution.

                 For purposes of this section, the determination period and the look-back period shall be the same.

                 3.7      Corrective Actions:

                 In order to satisfy the requirements of Section 3.6 for a Plan Year, the Committee may take any corrective action not prohibited by law including, but not limited to, one or more of the following:

                          (a)     Curtail Pre-Tax Contributions:  Reduce or
discontinue, as necessary, future Pre-Tax Contributions for some or all of the Highly Compensated Employees for the remainder of the Plan Year.

                          (b)     Refund Pre-Tax Contributions:  Refund, as
necessary, Pre-Tax Contributions and income allocable thereto to some or all of the Highly Compensated Employees.

                          The actual deferral ratio (ADR) of the Highly
Compensated Employee with the highest ADR is reduced by refunding Pre- Tax Contributions to the extent necessary to satisfy the requirements of Section
3.6 (ADP test) or to cause such ADR to equal the ADR of the Highly Compensated Employee with the next highest ADR. This process shall be repeated until the ADP test is satisfied. The amount of Pre-Tax Contributions to be refunded to a Highly Compensated Employee pursuant to this procedure is the excess, if any, of his Pre-Tax Contributions for the Plan Year over the product of this reduced ADR and his or her Compensation.

                          If the ADR of a Highly Compensated Employee is
determined under the family aggregation rules, then any Pre-Tax Contributions that are refunded shall be allocated among the family members in proportion to their Pre-Tax Contributions for the Plan Year.

                          Income to be refunded under this paragraph shall be
determined by multiplying income allocable to Pre-Tax Contribution Accounts for the Plan Year by a fraction, the numerator of which is the amount of Pre-Tax Contributions to be refunded and the denominator of which is the sum of the balance of all Pre-Tax Contribution Accounts as of the first day of such Plan Year and the Pre-Tax Contributions credited to such Accounts during the Plan Year. No income shall be allocable for the period between the last day of the Plan Year and the date on which payment is made pursuant to this Section 3.7(b).

                          The amount of Pre-Tax Contributions distributed under
this Section 3.7 shall be reduced by any amounts previously distributed under
Section 3.3(b) with respect to the Participant for the Plan Year. In no event shall distributions for a Plan Year under Sections 3.3(b) and 3.7 exceed the Participant's Pre-Tax Contributions for such Plan Year.

                          (c)     Make a Special Company Contribution:  Make a
Special Company Contribution to the Plan as provided under Section 5.2(b) or vest all or a portion of one or more Participant Matching Contribution so as to qualify as a Special Company Contribution;

                          (d)     Forfeit or Distribute Company Matching
Contributions: Forfeit or distribute (to the extent vested), as necessary, Company Matching Contributions for some or all of the Highly Compensated Employees. The amount to be forfeited by or distributed to a Highly Compensated Employee shall be determined as provided in Federal Tax Regulation 1.401(m)-l(e).

                          (e)     Change Definition of Compensation: Use net
compensation after deduction of Pre-Tax Contributions in calculation of ADP test.

                          (f)     Restructure: Restructure the Plan into two
parts - those eligible Employees who have met the statutory minimum age and service eligibility conditions and those who have not but have met the Plan's age and service conditions - and test each separately.

                 3.8      Rollovers From Other Qualified Plans:

                 Each Participant in the Plan or each Employee who is expected to become eligible to participate in the Plan and who has had distributed or is eligible to have distributed to him or her the entire interest in a plan (the "Other Plan") which meets the requirements of Section 401(a) of the Code may, in accordance with procedures approved by the Committee, transfer the distribution received from such Other Plan to the Trustee provided the following conditions are met:

                          (a)     Timing of Transfer:  The transfer occurs via
a direct rollover or if otherwise in no event later than the sixtieth (60th) day following receipt of the distribution from the Other Plan (or from an Individual Retirement Account which consisted of a prior distribution from the Other Plan);

                          (b)     Maximum Amount of Transfer:  The amount
transferred is not in excess of the total distribution received from the Other Plan (plus earnings thereon accrued during the period that an interim Individual Retirement Account had been established) less the amount, if any, considered contributed by such Employee in accordance with Section 402(c) of the Code;

                          (c)     Type of Transfer:  The transfer consists
entirely of cash.

                          (d)     Effect of Transfer:  The amounts transferred
shall be fully vested, shall not jeopardize the tax exempt status of the Plan or cause adverse tax consequences and shall be subject to the distribution limitations set forth in Reg 1.401(k-1(d).

                 The Committee shall have full responsibility for determining whether or not the requirements of the Code and Regulations have been met with respect to each transfer.

                 3.9      Allocation of Forfeitures:

                 Forfeitures of Company contributions will be used to reduce the Company's matching contribution or applied to pay Plan expenses at the discretion of the Committee.

                 3.10     Post-Tax Contributions:

                 Although Post-Tax Contributions could be made by all Participants prior to 1992, effective January 1, 1992, only non-Highly Compensated Participants may increase their retirement savings by electing to make nondeductible Post-Tax Contributions of a portion of their Compensation not to exceed ten percent of Compensation earned while a Participant under the Plan. Such contributions shall be withheld from payroll, promptly forwarded to the Trustee (but in no event later than 90 days after receipt) and credited to the Participant's Post-Tax Contribution Account. The balance in each Participant's Post-Tax Contribution Account shall be fully vested at all time.

                                   SECTION 4

                                Retirement Dates

                 4.1      Normal Retirement Date:

                 The "Normal Retirement Date" and "Normal Retirement Age" mean a Participant's sixty-fifth (65th) birthday.

                 4.2      Disability Retirement Date:

                 The "Disability Retirement Date" means the date a Participant terminates from the Company or an Affiliated Company upon suffering a Disability.

                                   SECTION 5

                     Participant's Credit In The Trust Fund

                 5.1      Accounts:

                          (a)     Pre-Tax Contribution Account:  A Pre-Tax
Contribution Account shall be opened and maintained by the Committee for each Participant who has elected to make Pre-Tax Contributions under Section 3.3 in which shall be recorded the amount of his Pre-Tax Contributions, adjustments for allocations of income or loss, distributions and all other information affecting the value of such Account.

                          (b)     Post-Tax Contribution Account:  An Post-Tax
Contribution Account shall be opened and maintained by the Committee for each Participant who has elected to make Post-Tax Contributions under Section 3.10 in which shall be recorded the amount of his or her Post-Tax Contributions, adjustments for allocations of income or loss, distributions and all other information affecting the value of such Account.

                          (c)     Company Matching Contribution Account:  To
the extent there are Company matching contributions, a Company Matching Contribution Account shall be maintained by the Committee for each Participant in which shall be recorded the amounts of the Company's matching contributions on his behalf under Section 5.2(a), adjustments for allocations of income or loss, distributions and all other information affecting the value of such Account.

                          (d)     Rollover Contribution Account:  A Rollover
Contribution Account shall be opened and maintained by the Committee for each Participant who makes a rollover contribution in accordance with Section 3.8, in which shall be recorded the amount of his rollover contributions, adjustment for allocations of income or loss, distributions and all other information affecting the value of such Account.

                          (e)     Special Company Contribution Account:  To the
extent there are Special Contributions as described in Section 3.1, a Special Company Contribution Account or Accounts shall be maintained by the Committee for each Participant in which shall be recorded the amounts of the Company's Special Contributions, if any, allocated on the Participant's behalf under
Section 5.2(b), adjustments for allocations of income or loss, distributions and all other information affecting the value of such Account.

                 5.2      Allocation Of Company Contributions:

                 Company contributions to the Trust Fund for each Plan Year, shall be allocated to the Special Company Contribution Account and/or Company Matching Contribution Account of each Participant, as follows:

                          (a)     Company Matching Contributions:  Each period,
the Committee shall specify the maximum amount of Pre-Tax Contributions, expressed as a percentage of Compensation, which shall be matched during the period. The amount of the Company's matching contributions for a period, if any, to be allocated to the Company Matching Contribution Account of each Eligible Participant shall be determined by multiplying such amount by a fraction, the numerator of which is the Pre-Tax Contributions made by such Participant during the period (but not more than the maximum amount eligible for matching as provided above), and the denominator of which is the aggregate of Pre-Tax Contributions (limited as provided above) made by all Eligible Participants during such period.

                          (b)     Special Company Contributions:  Any Special
Contributions made to the Plan pursuant to Section 3.7(c) shall be allocated to a fully vested special Company Contribution Account of one or more Eligible Participants who are not Highly Compensated Employees in the ratio that each such Participant's Compensation bears to the Compensation of all Eligible Participants who are not Highly Compensated Employees, or in such other nondiscriminatory manner as will allow the Plan to pass the discrimination requirements set forth in Section 3.6.

                 5.3      Maximum Annual Addition:

                          (a)     Maximum Annual Addition:  The maximum Annual
Addition to a Participant's Accounts for any Limitation Year shall in no event exceed the lesser of:

                                  (1)      $30,000 (or if greater, one-fourth
(1/4) of the dollar limitation in effect for the Plan Year under Code Section 415(b)(1)(A)), or

                                  (2)      Twenty-five percent (25%) of his Net
Compensation.

                          (b)     Excess Annual Addition:  In the event there
is an excess Annual Addition for a Participant, if the Participant had made Post-Tax Contributions and/or Pre-Tax Contributions for such Plan Year, first such Post-Tax Contributions and then such Pre-Tax Contributions shall be returned to the Participant to the extent necessary to avoid the excess Annual Addition. If an excess Annual Addition remains thereafter on behalf of a Participant, such excess contribution shall be held in suspense account in the Trust Fund and shall be allocated on behalf of Eligible Participants in subsequent Plan Years in accordance with Section 5.2 hereof. During any period that such a suspense account is maintained:

                                  (1)      No Company Matching Contributions,
Post-Tax Contributions or Pre-Tax Contributions may be made which would cause the limits described in Section 5.3(a) to be exceeded;

                                  (2)      Investment gains and losses or other
income shall not be allocated to the suspense account; and

                                  (3)      The suspense account shall continue
to be allocated on behalf of applicable Eligible Participants as of each Anniversary Date until the suspense account is exhausted.

                          (c)     Multiple Defined Contribution Plans:  If the
Company is contributing to another defined contribution plan, as that term is defined in Section 414(i) of the Code, for Employees of the Company, some or all of whom may be Participants in this Plan, then any such Participant's Annual Addition in such other plan shall be aggregated with such Participant's Annual Addition derived from this Plan for purposes of applying the limitations under Section 5.3(a) above.

                          (d)     Limitation for Multiple Plans:  In any case
in which an Employee is a participant in both one or more tax-qualified defined benefit plans maintained by the Company or an Affiliated Company, and this Plan, the sum of the defined benefit plan fraction and the defined contribution plan fraction for the Limitation Year shall not exceed 1.0.

                                  (1)   The defined benefit plan fraction
for any Limitation Year is a fraction:

                                        (i)     the numerator of which is the
projected annual benefit of the Employee in the defined benefit plan(s), determined as of the close of the Limitation Year, and

                                        (ii)    the denominator of which is the
lesser of (A) or (B), as follows:

                                                (A)    1.25 multiplied by the
defined benefit plan dollar limitation in effect for such year, or

                                                (B)    1.4 multiplied by one
hundred percent (100%) of the Employee's average Net Compensation for the three
(3) consecutive

Limitation Years during which he was a participant and had the greatest aggregate Net Compensation from the Company, determined as of the close of the Limitation Year.

                                  (2)   The defined contribution plan
fraction for any Limitation Year is a fraction:

                                        (i)   the numerator of which is the
sum of the Annual Additions made on behalf of the Employee as of the close of the Limitation Year, and

                                        (ii)  the denominator of which is the
sum of the lesser of (A) or (B) for such year and each prior year of service with the Company:

                                              (A)   1.25 multiplied by the
defined contribution plan dollar limitation under Section 5.3(a)(1) in effect for such year, or

                                              (B)   1.4 multiplied by
twenty-five percent (25%) of the Employee's Net Compensation for such year.

                                  In determining the limitation for multiple
plans under this Section 5.3(d), the defined contribution plan fraction for the Limitation Year shall be calculated first and then the defined benefit plan fraction shall be calculated, such that the benefit provided under the defined plan shall be reduced, as necessary, to comply with the requirements of this
Section 5.3(d).

                          (e)     Precedence of Code Section 415:  The
limitations of this Section 5.3 are intended to comply with the provisions of Code Sections 415 as amended so that the maximum benefits provided by plans of the Company shall be exactly equal to the maximum amounts allowed under Code
Section 415 and regulations thereunder. If there is any discrepancy between the provisions of this Section 5.3 and the provisions of Code Section 415 and regulations thereunder, such discrepancy shall be resolved in such a way as to give full effect to the provisions of Code Section 415.

                 5.4      Investment Funds:

                          (a)     Investment Funds:  Investment Funds shall be
established for the purpose of investing Plan assets. The number of such Funds and the type of investments therein may be changed at any time by the Committee.

                          (b)     Investment of Accounts:  Each Participant
shall have the opportunity to direct the investment of his Accounts among the Investment Funds. At times determined by the Committee, a Participant may make an investment election or change a prior election. An election may be designated as applicable to future contributions or to the transfer of existing Account balances. The Committee shall establish the manner and frequency of such elections.

                 5.5      Allocation Of Trust Fund Earnings:

                 As of each Valuation Date, the net earnings and gains or losses of the Trust Fund during the period since the preceding Valuation Date shall be allocated among the Accounts of Participants and Former Participants invested in each Investment Fund as of such Valuation Date.

                 As of each Anniversary Date or other Valuation Date, before allocation of Company contributions, any earnings or losses (net appreciation or net depreciation) of each investment fund will be allocated pro rata among the Accounts within that investment fund. The balance in each such Account to be taken into consideration for purposes of this allocation shall be the balance as of the first day of the period in which falls such date; reduced by charges thereto made during the period on account of total distributions to the Participant or the Beneficiary thereof; further, such balance shall be increased by the weighted value of Pre-Tax Contributions, employee Post-Tax Contributions and rollovers made to the Trust during such period and decreased by the weighted value of all partial distributions.

                 The weighted value of such contributions or distributions shall be determined by prorating the Trust Fund gains or losses to the number of days elapsing from the date such contributions were deducted from the Compensation of the Participant (or rolled over) or the days elapsing from the date such partial distributions were withdrawn from the investment fund, to the end of such period.

                 5.6      Accounting:

                 All accounting for the Trust, other than adjustment of the Accounts to reflect the market value of Trust assets, shall be rendered on a cash basis, except that Company contributions shall be credited to (i) Company Contribution Accounts in accordance with Section 5.2(c) as of the Anniversary Date of the Plan Year for which the contributions are made and (ii) Company Matching Contribution Accounts as of each payroll period in accordance with
Section 5.2(b).

                 5.7      Valuation:

                 The Trust Fund shall be valued as of each Valuation Date on the basis of the fair market value of the assets held on such date by the Trustee.

                 5.8      Limitation:

                 Nothing herein contained shall be deemed to give any Participant any interest in any specific property of the Trust Fund or to vest in him any right, title or interest in or to any asset of the Trust Fund. Each Participant shall have only the right to receive payment at the time or times and upon the terms and conditions expressly set forth in the Plan.

                 5.9      Forfeiture Of Benefits Where Recipient Cannot Be
Located:

                          (a)     Forfeiture of Benefits:  Except as provided
in Section 5.9(b) below, if a Participant is entitled to receive a benefit under this Plan and such benefit has not been paid for a period of five (5) years from the date such benefit was to commence because the Company has been unable to locate said Participant or his or her Beneficiary, the Committee shall declare the benefit to be a Forfeiture and shall allocate it in accordance with Section 3.9. During the period between the date the distribution originally would have been made under the Plan and the earlier to occur of the conclusion of the above described five (5) year period or the location of the Participant or Beneficiary as described in Section 5.9(b), the Participant's benefit shall be held in an Investment Fund determined by the Committee.

                          (b)     Subsequent Appearance of Recipient:  Should a
Participant or Beneficiary, whose benefit had been forfeited under the provisions of Section 5.9(a), later be located, the Committee shall immediately direct the Trustee to make payment of benefits to said Participant or his Beneficiary according to the terms of the Plan. Such payments shall be made without interest from unallocated Forfeitures and, to the extent such amounts are insufficient, from funds contributed by the Company or an Affiliated Company as a special contribution.

                                   SECTION 6

                         Participant's Right To Payment

                 6.1      Amount Of Distribution From Participant's Account:

                 Payments to or on behalf of a Participant shall be made from the Trust Fund, in accordance with Sections 6.3 and 6.4, in the amounts and upon the events stated below:

                          (a)     Pre-Tax Contribution Account, Rollover
Contribution Account, Post-Tax Contribution Account and Special Subaccount:

                                  (1)      In the event a Participant reaches
his Separation from Service Date or age 59 1/2, he (or his Beneficiary in the event of his death) shall be entitled to receive one hundred percent (100%) of the amount credited to his (i) Pre-Tax Contribution Account, (ii) Post-Tax Contribution Account, (iii) Rollover Contribution Account, and (iv) the Special Company Contributions Account. Distribution will be made as soon as administratively possible following receipt of completed and executed forms approved by the Committee.

                                  (2)      No more frequently than once in any
12-month period (or such other frequency limitation as the Committee may provide), a Participant may withdraw any portion of the value of his or her Post-Tax Contribution Account.

                 (b)      Company Matching Account:

                                  (1)      In the event of attainment of his
Normal Retirement Date, finding of a Disability or the Participant's death, a Participant shall be entitled (or his Beneficiary shall be entitled in the event of his death) to receive one hundred percent (100%) of the amount credited to his Company Matching Contribution Accounts as of the last day of the month coincident with or next following such event.

                                  (2)      Other Termination of Service:  Prior
to January 1, 1995, only a Participant with 5 or more Years of Service would be entitled to receive all his Company Matching Contribution Account upon termination of employment. Effective January 1, 1995, a Participant who reaches his Separation from Service Date prior to a Retirement Date (and other than by reason of death), shall be entitled to receive the percent of his Company Matching Contribution Account balance, set forth on the following table, as of the last day of the month coincident with or next following such Separation from Service Date or as soon thereafter as is administratively possible:

                          YEARS OF                            VESTED
                          SERVICE                           PERCENTAGE
                          --------                          ----------
                 LESS THAN 2 YEARS                            0%
                 2 TO 3 YEARS                                25%
                 3 TO 4 YEARS                                50%
                 4 TO 5 YEARS                                75%
                 5 OR MORE YEARS                            100%

                 If a Participant terminates his employment with the Company or an Affiliated Company without becoming entitled to a nonforfeitable interest in his Company Matching Account as provided in Section 6.1(b)(2) and is rehired after the close of a five-year period which constitutes a Period of Severance, then Years of Service for vesting purposes attributable to the prior period of employment shall be disregarded for purposes of determining such Participant's position on the vesting schedule after such rehire.

                          (3)     Attainment of Age 59 1/2:

                          Upon attainment of age 59 1/2, a Participant may
withdraw the vested balance of the amount credited to his Company Matching Contribution Accounts as of the last day of the month coincident with or next following such event. However, no distribution shall occur prior to 100% vesting.

                          (4)     National Bank of Long Beach Employees:

                          For vesting purposes as defined in this Section 6.1,
employees of National Bank of Long Beach as of the Closing Date shall be credited under this Plan for each Hour of Service earned while an employee of National Bank of Long Beach.

                 6.2      Forfeiture:

                          (a)     Timing of Forfeiture:

                                  (1)      Distribution:  Where a Participant
has terminated his employment with the Company or an Affiliated Company and has received a lump sum distribution of his Accounts to the extent vested, his nonvested Company Matching Contribution Account balance shall be forfeited immediately following such distribution.

                                  (2)      No Distribution:  Where a
Participant has terminated his employment with the Company or an Affiliated Company and has not received a distribution of his Accounts to the extent vested, his nonvested Company Matching Contribution Account balance shall be forfeited as of the close of the first five-year period which constitutes a Period of Severance following termination.

                          (b)     Restoration of Forfeitures:

                                  (1)      Rehire Prior to Permanent
Forfeiture: In the event a Participant is rehired by the Company prior to the earlier of the fifth anniversary of his Separation from Service Date and the close of the first five-year period which constitutes a Period of Severance, the Participant will have recredited to his Company Matching Contribution Account the balance without interest which he forfeited on his prior termination of Employment but only if such Participant repays the full amount distributed to him or her before the earlier of five (5) years after the date the Participant is rehired or the close of the first period of five (5) consecutive 1-year Breaks in Service starting after the distribution.

                 In the event the rehired Participant does repay the full amount distributed to him or her, or in the event of a deemed distribution, the undistributed portion of the Company Matching Contribution Account will be restored in full, unadjusted by any gains or losses.

                          (2)     Rehire after Permanent Forfeiture:  In the
event a Participant is rehired subsequent to the earlier of the fifth anniversary of his Separation from Service Date and the close of the first five-year period which constitutes a Period of Severance after the distribution, the Participant's prior Company Matching Contribution Account balance shall be deemed to be a permanent Forfeiture and shall not be recredited to the Participant's Account(s).

                 6.3      Form of Distribution:

                          (a)     (1)      Unless otherwise elected as provided
below, a Participant who is married on the "annuity starting date" and who does not die before the "annuity starting date" shall receive the value of all of his or her benefits in the form of a joint and survivor annuity. Such joint and survivor annuity benefits the Participant during his or her lifetime and following the Participant's death shall continue to the spouse during the spouse's lifetime at a rate equal to 50% of the rate at which such benefits were payable to the Participant. This joint and 50% survivor annuity shall be considered the designated qualified joint and survivor annuity and automatic form of payment for the purposes of this Plan. However, the Participant may elect to receive a smaller annuity benefit with continuation of payments to the spouse at a rate of seventy-five percent (75%) or one hundred percent (100%) of the rate payable to a Participant during his or her lifetime, which alternative joint and survivor annuity shall have a present value equal to the automatic joint and 50% survivor annuity. An unmarried Participant shall receive the value of his or her benefit in the form of a life annuity. Such unmarried Participant, however, may elect in writing to waive the life annuity. The election must comply with the provisions of this Section as if it were an election to waive the joint and survivor annuity by a married Participant, but without the spousal consent requirement. The Participant may elect to have any annuity provided for in this Section distributed upon the attainment of the "earliest retirement age" under the Plan. The "earliest retirement age" is the earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

                                  (2)      Any election to waive the joint and
survivor annuity must be made by the Participant in writing during the election period and be consented to by the Participant's spouse. If the spouse is legally incompetent to give consent, the spouse's legal guardian, even if such guardian is the Participant, may give consent. Such election shall designate a Beneficiary (or a form of benefits) that may not be changed without spousal consent (unless the consent of the spouse expressly permits designations by the Participant without the requirement of further consent by the spouse). Such spouse's consent shall be irrevocable and must acknowledge the effect of such election and be witnessed by a Plan representative or a notary public. Such consent shall not be required if it is established to the satisfaction of the Committee that the required consent cannot be obtained because there is no spouse, the spouse cannot be located, or other circumstances that may be prescribed by Regulations. The election made by the Participant and consented to by his spouse may be revoked by the Participant in writing without the consent of the spouse at any time during the election period. The number of revocations shall not be limited. Any new election must comply with the requirements of this paragraph. A former spouse's waiver shall not be binding on a new spouse.

                                  (3)      The election period to waive the
joint and survivor annuity shall be the 90-day period ending on the "annuity starting date."

                                  (4)      For purposes of this Section, the
"annuity starting date" means the first day of the first period for which an amount is paid as an annuity, or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit.

                                  (5)      With regard to the election, the
Administrator shall provide to the Participant no less than 30 days and no more than 90 days before the "annuity starting date" a written explanation of:

                                        (i)     the terms and conditions of the
                                                joint and survivor annuity, and

                                        (ii)    the Participant's right to
                                                make, and the effect of, an
                                                election to waive the joint
                                                and survivor annuity, and

                                        (iii)   the right of the Participant's
                                                spouse to consent to any
                                                election to waive the joint
                                                and survivor annuity, and

                                        (iv)    the right of the Participant to
                                                revoke such election, and the
                                                effect of such revocation.

                          (b)     In the event a married Participant duly
elects, pursuant to paragraph (a)(2) above, not to receive his or her benefit in the form of a joint and survivor annuity, or if such Participant is not married, in the form of a life annuity, the Participant or his or her Beneficiary may take distribution of any amount to which he or she is entitled under the Plan in one or more of the following methods:

                                  (1)      One lump-sum payment in cash;

                                  (2)      Payments over a period certain in
monthly, quarterly, semiannual, or annual cash installments. In order to provide such installment payments, the Committee may (A) segregate the aggregate amount thereof in a separate, federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate or other liquid short-term security or (B) purchase a nontransferable annuity contract for a term certain (with no life contingencies) providing for such payment. The period over which such payment is to be made shall not extend beyond the Participant's life expectancy (or the life expectancy of the Participant and his or her designated Beneficiary).

                          (c)     Directed Rollover:

                                  (1)      Notwithstanding any provision of the
Plan to the contrary that would otherwise limit a distributee's election under this Section 6.3, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

                                  (2)      Definitions:

                                           (i)   Eligible rollover distribution:
An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                                        (ii)    Eligible retirement plan:  An
eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                                        (iii)   Distributee:  A distributee
includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with respect to the interest of the spouse or former spouse.

                                        (iv)    Direct rollover:  A direct
rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

                                    (d)    Payment in Stock:

                                           Any provisions to the contrary not
withstanding, distributions of funds held in a Company Stock Fund and invested in Company Stock may be made in a nondiscriminatory manner in either cash or whole shares of Company Stock. The value of any fractional share may be distributed in cash.

                                    (e)    National Bank of Long Beach
Employees:

                                           In addition to any other forms of
distribution set forth in this Section 6.3, former employees of National Bank of Long Beach who become Plan Participants as a result of the merger of the National Bank of Long Beach Employee's 401(k) Plan into this Plan shall be entitled to have their account balances as of the merger (plus earnings but excluding any additional contributions) distributed in substantially equal monthly installments over a ten year period.

                 6.4      Timing Of Distribution:

                          (a)     General Rule:  Subject to the remainder of
this Section 6.4, distribution of benefits under the Plan shall generally be made as soon as practicable after the Valuation Date following a Participant's Separation from Service Date. SPOUSAL CONSENT MUST BE OBTAINED BEFORE ANY DISTRIBUTION CAN BE MADE TO A MARRIED PARTICIPANT.

                          (b)     Any distribution to a Participant of a
benefit less than $3,500 shall be paid in a single lump sum. Only a distribution to a Participant who has a benefit which exceeds, or has ever exceeded, $3,500 at the time of any prior distribution shall require such Participant's consent if such distribution commences prior to the later of his Normal Retirement Age or age 62. With regard to this required consent:

                                  (1)      No consent shall be valid unless the
Participant has received a general description of the material features and an explanation of the relative values of the optional forms of benefit available under the Plan that would satisfy the notice requirements of Code Section 417.

                                  (2)      The Participant must be informed of
his right to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the distribution of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Section 6.4(c).

                                  (3)      As set forth in 6.3(a), notice of
the rights shall be provided no less than 30 days and no more than 90 days before the first day on which all events have occurred which entitle the Participant to such benefit.

                                  (4)      Written consent of the Participant
to the distribution must not be made before the Participant receives the notice and must not be made more than 90 days before the first day on which all events have occurred which entitle the Participant to such benefit.

                                  (5)      No consent shall be valid if a
significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

                          If a distribution is one to which Code Sections
401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under Regulation 1.411(a)-11(c) is given, provided that: (1) the Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Participant, after receiving the notice, affirmatively elects a distribution.

                          (c)     Retirement:  Distribution of benefits shall
generally be made no later than the April 1 following the calendar year in which an Employee attains age seventy and one-half (70-1/2).

                          (d)     Death:  In the event of the death of a
Participant prior to the payment of Plan benefits to the Participant:

                                  (1)      If the designated Beneficiary is
other than the Participant's spouse, distribution to such Beneficiary shall generally be made within one (1) year of the Participant's date of death; or

                                  (2)      If the designated Beneficiary is the
Participant's spouse, distribution to such Beneficiary shall generally be made by the date on which the Participant would have attained age seventy and one-half (70-1/2), subject to the provision that, if the applicable rule described in Section 6.4(d)(1) or (2) is not complied with, distribution of the Participant's entire benefit shall be made within five (5) years of the Participant's death.

                 6.5      Earnings On Accounts Of Terminated Participants:

                 Where the distribution of a Participant's Account(s) is delayed, such Account(s) shall continue to share in the Trust Fund earnings (and losses) until the date of distribution.

                 6.6      Latest Benefit Commencement Date:

                 Subject to Section 6.4(c), unless otherwise elected by a Participant, the payment of benefits under the Plan shall be made no later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occurs:

                          (a)     Normal Retirement Date:  The Participant's
Normal Retirement Date,

                          (b)     Ten Years of Participation:  The tenth (10th)
anniversary of the year in which the Participant commenced participation in the Plan, or

                          (c)     Termination:  The Participant's Separation
from Service Date.

                 6.7      Rehire Of Former Plan Participant:

                 In the event that a Former Participant who is entitled to receive a distribution under the Plan is rehired by the Company or an Affiliated Company prior to receiving such distribution, the distribution shall be delayed until he or she again terminates employment with the Company or an Affiliated Company. Upon reemployment, such Employee may again become an active Participant under the provisions of Section 2.4.

                 6.8      Precedence Of Code Section 401(a)(9):

                 The provisions of this Section 6 are intended to comply with the requirements of Code Section 401(a)(9) and regulations thereunder. If there is any discrepancy between the provisions of this Section 6 and the provisions of Code Section 401(a)(9) and regulations thereunder, such discrepancy shall be resolved in such a way as to give full effect to Code
Section 401(a)(9) and regulations thereunder.

                                   SECTION 7

                           Designation Of Beneficiary

                 7.1      General:

                 Subject to Section 7.3 below, each Participant may designate in writing, in a form and manner acceptable to the Committee, a Beneficiary or Beneficiaries to receive the benefits payable under the Plan by reason of his or her death. Also subject to Section 7.3, Participants shall have the right to change such designated Beneficiaries by similar notice filed with the Committee. If the Board fails to designate Committee the Company shall fulfill responsibilities of the Committee and be the Plan Administrator.

                 7.2      Absence Of Proper Designation:

                 Wherever provision is made hereunder for the payment of any death benefit to the Beneficiary of a Participant, who is not survived by a properly designated Beneficiary, such benefit shall be paid to the following classes of survivors or to the Participant's estate, in the listed sequence:

                          (a)     Spouse:  Surviving spouse; if none, then

                          (b)     Children:  Surviving children, including
adopted children, per capita; if none, then

                          (c)     Parents:  Surviving parents, share and share
alike; if none, then

                          (d)     Siblings:  Surviving brothers and sisters,
share and share alike; if none then

                          (e)     Estate:  The estate of such Participant.

                 7.3      Consent Of Spouse:

                 In the event a Participant is married and designates an individual other than a spouse as the Beneficiary, Spousal Consent must be on file with the Committee if such Beneficiary designation is to be honored.

                                   SECTION 8

                                   Committee

                 8.1      Appointment:

                 The Board shall appoint a Committee of at least three (3) members to hold office at the pleasure of the Board. In the event of the death or resignation, termination or expiration of the term of any member of the Committee, a successor shall be appointed by the Board; provided, however, that the Board shall have the right, at any time and from time to time, to vest in the remaining members of the Committee the power and authority to appoint such successor, and provided further that any vacancy in the Committee unfilled for sixty (60) days may be filled by majority vote of the remaining members of the Committee.

                 8.2      Officers And Agents:

                 The Committee shall appoint a Chairman from among its members and shall appoint a Secretary and such counsel, consultants and agents (who need not be members of the Committee) and such advisory, clerical and other services as may be necessary for the effective performance of its duties hereunder, and may delegate to any such officer, counsel, consultant or agent such powers and duties of the Committee, whether ministerial or discretionary, as the Committee may deem advisable and appropriate.

                 8.3      Actions:

                 The Committee may act by a majority of its members then in office, whether by vote at a meeting or in writing without a meeting. The Secretary shall keep minutes of the Committee's proceedings and all dates, records and documents pertaining to the Committee's administration of the Plan. The Chairman or the Secretary of the Committee may execute any certificate or other communication or document on behalf of the Committee, or the Committee may give written authority to one or more of its members to execute and deliver, in the name of the Committee and for and on its behalf, communications and documents which the Committee is required or authorized to execute and deliver under this Plan.

                 8.4      Conflict Of Interest:

                 No member of the Committee shall have any right to vote on or determine any matters relating solely to himself or solely to his or her rights and benefits under the Plan.

                 8.5      Compensation:

                 No bond or other security shall be required of any member of the Committee except as may be required by law. No fees or compensation shall be paid to any member of the Committee for his service as such. All costs and expenses incurred by the Committee in the performance or exercise of any its obligations or powers hereunder, and all fees, charges and compensation of any counsel, consultant or agent employed by the Committee pursuant to Section 8.2 hereof shall be charged to and paid by the Company to the extent not paid by the Trust.

                 8.6      Fiduciaries:

                 In the exercise of any discretion, the Committee shall act as Fiduciaries on behalf of the Participants in the Plan and shall act on a nondiscriminatory basis.

                 8.7      Powers And Duties:

                 Except where this Plan or related Trust Agreement requires particular action to be taken by the Company, the Board, the Trustee or an investment manager as defined in Section 3(38) of ERISA, the Committee shall have the duty and authority to determine eligibility for benefits, to control and direct the administration of the Plan, to control and direct the investment of the Trust Fund, and to interpret and construe the provisions of the Plan and Trust insofar as the same relate to the administration of the Plan, and to decide any disputes which may arise with regard to the rights of Employees, former Employees, Participants, Former Participants or Beneficiaries and their respective legal representatives. The Committee shall have all of the duties and powers specifically set forth and conferred upon it elsewhere in the Plan and Trust Agreement, but such specific references shall not be deemed to be in limitation of the general duty and authority of the Committee with respect to the management and operation of the Plan. In particular, the Committee shall have the power to delegate their investment duties and powers to an investment manager, if provided for in the Trust Agreement.

                 8.8      Information From The Company:

                 To enable the Committee to perform its functions the Company shall supply full and timely information to the Committee on all matters relating to the compensation of all Employees and Participants, of their retirement, disability, death, or other cause for termination of service, and such other pertinent information as the Committee may require; and the Committee shall advise the Trustee of such of the foregoing information as may be required hereunder by the Trustee.

                 8.9      Effect:

                 Subject to Section 8.10, any decision or determination of the Committee in matters within the scope of its authority and not inconsistent with the provisions of the Plan and Trust shall be final, binding and conclusive upon any Employee, former Employee, Participant, Former Participant, Beneficiaries, their respective legal representatives, or any other person interested or concerned.

                 8.10     Claims Procedure:

                          (a)     Claims for Plan Benefits:  Distribution under
the Plan will normally be made without a Participant (or Beneficiary) having to file a claim for benefits. However, a Participant (or Beneficiary) who does not receive a distribution to which he or she believes he or she is entitled may present a claim to the Committee for any unpaid benefits in accordance with the procedure described in the balance of this Section 8.10.

                          (b)     Applications for Benefits:  All applications
for benefits under the Plan shall be submitted to the Committee. Applications for benefits must be in writing and must be signed by the Participant, or in the case of a death benefit, by his or her Beneficiary or legal representative. The Committee reserves the right to require proof of age prior to processing any application. Each application shall be acted upon and approved or disapproved within sixty (60) days following its receipt by the Committee. In the event any application for benefits is denied, in whole or in part, the Committee shall notify the applicant in writing of such denial and of his or her right to a review by the Committee and shall set forth, in a manner calculated to be understood, specific reasons for such denial, specific references to pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary to perfect the application, an explanation of why such material or information is necessary, and an explanation of the Plan's review procedure.

                          (c)     Denial of Application:  If the application
for benefits is denied is whole or in part, the applicant may appeal to the Committee for a review of the decision by submitting to the Committee within sixty (60) days after receiving written notice of the denial of his claim, a written statement:

                                  (1)      requesting a review of the
application for benefits by the Committee;

                                  (2)      setting forth all of the grounds
upon which the request for review is based and any fact in support thereof, and

                                  (3)      setting forth any issues or comments
which the applicant deems pertinent to his application.

                          (d)     Committee Review:  The Committee shall act
upon each application within sixty (60) days after receipt of the applicant's request for review, provided that, if warranted by special circumstances, the Committee may have an additional sixty (60) days to make its determination.
The Committee shall make a full and fair review of each such application and any written materials submitted by the applicant or the Company in connection therewith and may require the Company or the applicant to submit such additional facts, documents, or other evidence as the Committee, in its sole discretion, deems necessary or advisable in making such a review. On the basis of its review, the Committee shall make an independent determination of the applicant's eligibility for benefits under the Plan. The decision of the Committee on any application for benefits shall be final and conclusive upon all persons if supported by any substantial evidence in the record.

                          (e)     Written Notice of Final Denial:  In the event
the Committee denies an application in whole or in part, written notice of its decision shall be given to the applicant setting forth in a manner calculated to be understood by the applicant the specific reasons for such denial and specific reference to the pertinent Plan provisions on which the decision was based.

                 8.11     Indemnification:

                 The Company agrees to indemnify and hold harmless the Committee and each of its members against any and all claims, losses, damages, expenses and liabilities the Committee may incur in the exercise and performance of the Committee's powers and duties hereunder, unless the same are determined to be due to gross negligence or willful misconduct.

                                   SECTION 9

                              The Trust Agreement

                 9.1      General Responsibilities Of The Trustee:

                 All contributions under the Plan will be made into a Trust Fund held by a Trustee appointed by the Company. The Trustee shall invest and hold contributions to the Trust Fund and the income and gains therefrom in accordance with the terms of the Plan and Trust Agreement. Distributions under the Plan will be drawn from the Trust Fund and paid by the Trustee as directed in writing by the Committee.

                 9.2      Appointment Of Investment Manager:

                 The Board, by appropriate action, may appoint an investment manager, as defined in Section 3(38) of ERISA, to direct the investment and management of all or part of the assets of the Trust. A certified copy of any such Board resolution shall be provided to the Trustee whereupon the investment and management of such designated Trust Fund and the Trustee shall have no responsibility therefor. Any transfer of investment manager may be revoked upon receipt by the Trustee of a notice to that effect from the Board.

                 9.3      Right To Invest In Company Stock:

                 The Trustee may, without limitation, acquire and hold qualified employer securities and/or qualifying employer real property (as defined under Sections 407(d) and 407(e) of ERISA).

                 9.4      Group Or Common Trusts:

                 The Trustee is hereby authorized to invest Plan assets in group or common trust funds. In the event of such an investment, the group or common trusts shall be adopted and considered as part of the Plan for so long as such group or common trust remains qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a) in accordance with Revenue Ruling 81-100, as the same may be amended or restated from time to time.

                                   SECTION 10

                             Rights Of Participants

                 10.1     Participants' Rights To Plan Benefits:

                 No Participant or Beneficiary shall have any right or claim to benefits under the Plan except in accordance with the provisions of the Plan and then only to the extent that there are funds available therefor in the hands of the Trustee.

                 10.2     Employment Rights Under The Plan:

                 Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the services of the Company.

                 10.3     Assignment Of Rights:

                 The right of any Participant or his Beneficiary in any benefit hereunder shall not be subject to alienation, assignment or transfer, voluntarily or involuntarily, by operation of law or otherwise, except as expressly permitted herein. No Participant shall assign, transfer, or dispose of such right, nor shall any such right be subjected to attachment, execution, garnishment, sequestration, or other legal, equitable or other process, unless the assignment of such benefit or right is pursuant to a "qualified domestic relations order" as defined at Section 414(p) of the Code and related regulations and as provided in Section 10.4.

                 In the event a Participant's benefits are attached by the order of any court, the Committee may bring an action for a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid by the Plan. During the pendency of the action, the Committee shall cause any benefits payable to be paid to the court for distribution by the court as it considers appropriate.

                 Upon receipt of a domestic relations order related to the benefit of a Plan Participant, the Committee shall promptly notify the Participant and proposed alternate payee of its receipt of the Order. In addition, the Committee shall adopt nondiscriminatory procedures, in accordance with the requirements of the Code, to determine whether a domestic relations order received by the Committee is a "qualified domestic relations order" as defined in Section 414(p) of the Code.

                 10.4     Qualified Domestic Relations Orders:

                 The Committee may direct the Trustee to comply with a qualified domestic relations order. Upon receipt of any judgment, decree or order (including approval of a property settlement agreement) relating to the provision of payment by the Plan to an alternate payee, the Committee shall promptly notify the Participant and any alternate payee of the receipt of such judgment, decree or order and of the Committee's procedure for determining whether or not the judgment, decree or order is a qualified domestic relations order.

                 The Committee shall establish a written procedure to determine the status of a judgment, decree or order and shall permit the alternate payee to designate a representative for receipt of communications from the Committee and shall include such other provisions as the Committee shall determine, including provisions required under regulations promulgated by the Secretary of the Treasury.

                 During any period in which the issue of whether a judgment, decree or order is a qualified domestic relations order is being determined by the Committee, a court of competent jurisdiction or otherwise, the Committee shall segregate in a separate account the amount, if any, that would be payable to the alternate payee if the judgment, decree or order is determined to be a qualified domestic relations order. Such account shall not be increased by Plan contributions, but shall be invested as directed by the Committee and credited with the gains and losses of such investment.

                 If the judgment, decree or order is determined to be a qualified domestic relations order within the 18-month period following its receipt by the Committee, then payment from the segregated account shall be made to the alternate payee within a reasonable time or, at the alternate payee's election, maintained in the Plan. In the latter instance, the alternate payee shall have the right to make investment elections in the same manner as other Participants. In no event shall a distribution to an alternate payee cause a Participant's vested interest in his Accounts to increase.

                 If the judgment, decree or order is determined to not be a qualified domestic relations order or if no such determination is made during the 18-month period following its receipt by the Committee, the segregated account shall be returned to the Participant's Accounts and shall be paid at the time and manner provided under the Plan as if no judgment, decree or order had been received by the Committee.

                 A distribution to an "alternate payee" shall be permitted if such distribution is authorized by a QDRO even if the affected Participant has not separated from service and has not reached the earliest retirement age under the Plan.

                 10.5     Incompetency:

                 If a Participant or Beneficiary to whom benefits shall be due under the Plan shall be or become incompetent either physically or mentally, in the judgment of the Committee, the Committee shall have the right to determine to whom such benefit shall be paid for the benefit of such Participant or Beneficiary, and the Committee's determination shall be binding on all parties.

                                   SECTION 11

                               Amendment Of Plan

                 11.1     Right To Amend Plan:

                 By resolution adopted at a meeting or by unanimous written consent, the Board may at any time amend, in whole or in part, any or all of the provisions of this Plan; provided, however, that no such amendment shall authorize or permit, at any time prior to the satisfaction of all liabilities in respect of the Participants or Beneficiaries under the Plan, any part of the Trust Fund to be used for or diverted to purposes other than for their exclusive benefit and provided further that no amendment shall reduce any benefit or eliminate any payment option under the Plan in effect on the date the amendment is adopted.

                 This Plan may be partially amended or modified at any time by the Committee provided, however, that (i) the Committee shall refer to the Board of Directors any such amendment which would, in the Committee's reasonable determination, result in an increase in the costs of funding plan benefits unless such amendment results from changes in applicable laws or regulations; (ii) no such amendment shall materially affect the powers, duties and responsibilities of the Committee; and (iii) notwithstanding any such power to amend, the Board of Directors shall continue to hold the power and authority at any time independently to amend the Plan and the Trust Agreement.

                 11.2     Protection Of Participants' Rights:

                          (a)     No Decrease of Vested Percentage:  No
amendment of the Plan may decrease the vested percentage of any Participant. Should the Plan be amended to change its vesting schedule, any Participant with at least three (3) Years of Service for vesting purposes may elect to have his vested percentage computed under the Plan without regard to such future amendment. Such election must be made within sixty (60) days after the latest of the following:

                                  (1)      The date the Plan amendment is
adopted,

                                  (2)      The date the Plan amendment becomes
effective, or

                                  (3)      The date the Participant is issued
written notice of the Plan amendment by the Company or Committee.

                          (b)     No Decrease of Benefit:  The Accounts of any
Participant may not be decreased by amendment of this Plan.

                 11.3     Mergers, Consolidations And Transfers:

                 This Plan shall not be merged into or consolidated with any other plan, nor shall any of its assets or liabilities be transferred to any other plan, unless each Participant would (if such other plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if this Plan had then terminated).

                                   SECTION 12

                              Termination Of Plan

                 12.1     General:

                 The Company has established the Plan with the bona fide intention and expectation that it will be able to make contributions thereto indefinitely, but the Company is not and shall not be under any obligation or liability whatsoever to continue its contributions and may discontinue such contributions or terminate the Plan at any time without any liability whatsoever for such discontinuance or termination. The Plan shall terminate upon the dissolution of the Company unless, upon such dissolution, a successor to the Company elects to continue the Plan.

                 12.2     Distribution:

                 Upon termination of the Plan, partial termination of the Plan or complete discontinuance of contributions under the Plan, each affected Participant's Company Matching Contribution Account and Company Contribution Account shall immediately vest in full and be nonforfeitable, and the Committee shall revalue the assets of the Trust and the Accounts of each Participant as of the date of termination or discontinuance of contributions, and, after satisfying current obligations of the Plan and setting aside funds for anticipated future obligations of the Plan, shall allocate all unallocated assets to the Accounts of the Participants at the date of termination, in the proportion that the value of the Accounts of each individual Participant bears to the aggregate value of all such Accounts as of such date. The Trustee shall then pay over to each affected Participant, in accordance with the instructions of the Committee, the net value of his Accounts. In the event of such termination, after payment of all expenses, all assets of the Trust shall be used for the exclusive benefit of Participants and their Beneficiaries, as their interests may appear in accordance with the terms of this Plan. In no event, except to provide for the satisfaction of all liabilities under the Plan, may any part of the Trust be used for or diverted to, purposes other than for the exclusive benefit of Participants and Beneficiaries.

                                   SECTION 13

                                 Top Heavy Plan

                 13.1     Precedence Of Section:

                 Anything in this Plan to the contrary notwithstanding, the provisions of this Section 13 shall supersede and take precedence over any other provisions of the Plan for any Plan Year in which the Plan is determined to be a Top Heavy Plan as determined under Section 13.3.

                 13.2     Definitions:

                 For purposes of determining whether the Plan is a Top Heavy Plan for any Plan Year, the following terms, wherever capitalized, shall have the meaning set forth below:

                          (a)     Determination Date:  "Determination Date"
means the date on which the Plan is tested to determine if it is a Top Heavy Plan, which date shall generally be the last day of the Plan Year preceding the Plan Year for which the determination is being made.

                          (b)     Key Employee:  "Key Employee" means an
Employee (or the Beneficiary of an Employee) who, at any time during a Plan Year or any of the four (4) preceding Plan Years, is or was:

                                  (1)      Officer:  An officer of the Company
(but not more than fifty (50) Employees of the Company shall be considered officers for this purpose) whose annual Compensation is at least $51,291 or such greater amount as may be recognized for increases in the cost of living in accordance with Code Section 416(i)(1)(A)(i).

                                  (2)      Employee Owner:  One (1) of the ten
(10) Employees owning the largest interest in the Company provided that his ownership interest is at least one-half of one percent (0.5%) of the Company, and his annual Compensation is at least $30,000 or such greater amount as may be recognized for increases in the cost of living in accordance with Code
Section 416(i)(1)(A)(ii) (for purposes of this Section 13.2(b)(2), if two (2) Employees have the same interest in the Company, the Employee with the greater annual Compensation shall be treated as having larger interest),

                                  (3)      Five Percent Shareholder:  An
Employee who is an owner of more than five percent (5%) of the Company or an Affiliated Company, or

                                  (4)      Highly Compensated Shareholder:  An
Employee who is an owner of more than one percent (1%) of the Company or an Affiliated Company and who has annual Compensation in excess of $150,000.

                          (c)     Former Key Employee:  "Former Key Employee"
means a Participant in the Plan who, at any time during the four (4) preceding Plan Years, was a Key Employee but who is not a Key Employee in the current Plan Year, or who terminated his service with the Company or an Affiliated Company in one of the four (4) preceding Plan Years and was not a Key Employee in the Plan Year in which he terminated.

                          (d)     Non-Key Employee:  "Non-Key Employee" means a
Participant in the Plan who, at any time during the current Plan Year, is neither a Key Employee nor a Former Key Employee.

                          (e)     Top Heavy Plan:  "Top Heavy Plan" means a
Plan which is determined to be a Top Heavy Plan for a Plan Year, as described in Section 13.3.

                          (f)     Valuation Date:  "Valuation Date" means the
last day of a Plan Year as of which Accounts are valued in order to determine the top heavy ratio in Section 13.3.

                 13.3     Determination Of Top Heavy Plan:

                 With respect to any Plan Year, the Plan shall be a Top Heavy Plan if, as of the applicable Determination Date, the aggregate of the Accounts of Key Employees (excluding Former Key Employees) under the Plan exceeds sixty percent (60%) of the aggregate of the Accounts of all Key Employees (excluding Former Key Employees) and all Non-Key Employees under the Plan. In making such determination, distributions made from Accounts during the five (5) year period ending on the Determination Date shall be included and the Accounts of all individuals who have not performed any services for the Company or an Affiliated Company during the five (5) year period ending on the Determination Date shall be excluded. In determining if the Plan is a Top Heavy Plan, it shall be aggregated with each other plan of the Company or an Affiliated Company in the required aggregation group as described below and it may be aggregated with any other Plan of the Company or an Affiliated Company in the permissive aggregation group as described below. In aggregating such plans, all of the Determination Dates shall fall within the same calendar year. Required aggregation group means each qualified plan of the Company or an Affiliated Company in which at least one Key Employee participates, and any other qualified plan of the Company or an Affiliated Company which enables each qualified plan of the Company or an Affiliated Company to meet the requirements of Sections 401(a)(4) or 410 of the Code. If a required aggregation group is Top Heavy, then each plan in the required aggregation group is a Top Heavy Plan. Permissive aggregation group means any other plan or plans of the Company or an Affiliated Company which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Section 401(a)(4) and 410 of the Code. If a permissive aggregation group is Top Heavy, then only the plans that are part of the required aggregation group are Top Heavy Plans.

                 13.4     Minimum Benefit Under Top Heavy Plan:

                 With respect to any Plan Year for which the Plan is determined to be a Top Heavy Plan, contributions allocated to the Accounts of Participants who are Non-Key Employees and who are employed by the Company on the Anniversary Date of the applicable Plan Year shall not be less than the lesser of:

                          (a)     3% of Net Compensation:  Three percent (3%)
of each such Participant's Net Compensation, or

                          (b)     Company Contribution Totaling Less than 3% of
Net Compensation: If the Company's contribution, including Pre-Tax Contributions, on behalf of each Key Employee for a Plan Year totals less than three (3%) of the Net Compensation of each such Participant for such Plan Year, not less than the highest percentage of Net Compensation which is contributed by the Company on behalf of a Key Employee including Pre-Tax Contributions, to the Plan for such Plan Year.

                 13.5     Maximum Limitation Under Top Heavy Plan:

                 With respect to any Plan Year for which the Plan is determined to be a Top Heavy Plan, a 1.0 limitation shall be substituted for the 1.25 limitations in Plan Sections 5.3(d)(1)(B)(i) and 5.3(d)(2)(B)(i).

                 13.6     Compensation In Top Heavy Plan Year:

                 With respect to any Plan Year for which the Plan is determined to be a Top Heavy Plan, Net Compensation shall be limited to $150,000 or such other amount as prescribed by the Secretary of the Treasury or his delegate. For purposes of this Section 13, Net Compensation shall be determined under regulations promulgated under Code Section 415.

                                   SECTION 14

                                  Withdrawals

                 14.1     Withdrawals From Rollover or Post-Tax Contribution
Account:

                 A Participant may request a withdrawal of some portion of his Rollover or Post-Tax Contribution Account balance by written notice to the Committee setting forth the amount requested. The balance of a Participant's Rollover or Post-Tax Contribution Account for this purpose shall be determined as of the last day of the quarter coinciding with or immediately following the date of the Participant's request.

                 Payment of a withdrawal from a Participant's Rollover or Post-Tax Contribution Account pursuant to this Section 14.1 shall be made from the Investment Funds on a pro rata basis.

                 14.2     Withdrawals From Pre-Tax Contribution Account:

                          (a)     Hardship Withdrawals Prior to Age 59-1/2
(safe harbor standard): Any Participant who suffers a financial hardship, as defined in this Section 14.2(a), may request a withdrawal of some portion of his Pre-Tax Contribution Account as described herein, by written notice to the Committee setting forth the amount requested and the facts establishing the existence of such hardship. Upon receipt of such a request, the Committee shall determine whether a financial hardship exists; if the Committee determines that such a hardship does exist, it shall further determine what portion of the amount requested by the Participant is required to meet the need created by the hardship (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution), shall determine the portion, if any, of such Account which is eligible for withdrawal, and shall direct the Trustee to distribute to the Participant in a single lump sum payment the amount so determined to be required, less applicable withholding.

                 The value of each such Pre-Tax Contribution Account shall be estimated as of the date of the Participant's request.

                 The amount available for hardship withdrawal is limited to the amount the Participant contributed to his or her Pre-Tax Contribution Account as of the date of distribution reduced by the amount of any previous distributions made pursuant to this Section.


                 A Participant who receives a withdrawal pursuant to this
Section 14.2(a) shall be precluded from making Pre-Tax Contributions pursuant to Section 3.3 for the period which begins on the day such withdrawal is received by the Participant and ends on the first anniversary of the day the withdrawal was received. Moreover, for the taxable year of the Participant immediately following the taxable year of the Participant in which the withdrawal was received by the Participant, the dollar limit described in Section 3.3(b) for such subsequent taxable year shall be reduced by the aggregate amount of Pre-Tax Contributions made by the Participant in the taxable year in which the withdrawal was received.

                 For purposes of this Section 14.2(a), the term "financial hardship" means an immediate and heavy financial need arising from:

                            (i)   medical expenses described in Code Section
213(d) incurred by the Participant, the Participant's spouse or any dependents of the Participant (as defined in Code Section 152) or necessary for these persons to obtain medical care,

                           (ii)   costs directly related to the purchase
(excluding mortgage payments) of the principal residence of the Participant,

                          (iii)   payment of tuition and related educational
expenses for the next twelve months of post-secondary education for the Participant, his spouse, children or dependents,

                           (iv)   payments necessary to prevent eviction of the
Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

                 The Committee shall not authorize a withdrawal under this
Section 14.2 unless the Participant has obtained all distributions (other than hardship withdrawals) and all nontaxable loans available to the Participant (except to the extent such distributions or loans would cause a financial hardship) under all qualified plans maintained by the Company or an Affiliated Company.

                          (b)     Hardship Withdrawals Prior to Age 59-1/2
(General Standard).

                          Any Participant whose situation does not constitute a
financial hardship due to a failure to meet one of the safe harbor events test requirements set forth in Section 14.2(a)(i) through (iv), may make written request to the Committee for a hardship withdrawal based upon the events test general standard. The Committee will use the needs test safe harbor to determine that financial need cannot be satisfied.

                 Under the events test general standard, the Participant must submit and the Committee will consider all relevant facts and circumstances in evaluating whether or not there exists an immediate and heavy financial need. Among the factors considered by the Committee:

                 o Does an actual immediate "need" exist, which if unfulfilled will greatly decrease the Participant's quality of life (e.g., payment of funeral expenses for a family member or have repairs due to financial disaster).

                 o Will the requested hardship withdrawal solve the need on a more or less permanent basis or will the withdrawal only provide a temporary solution.

                          (c)     Withdrawals After Age 59-1/2:  Any
Participant who has attained age 59-1/2 while a Participant may request a withdrawal of all or a part of his Pre-Tax Contribution Account, whether or not he has suffered a financial hardship, by written notice to the Committee. The value of each such Pre-Tax Contribution Account shall be determined as soon as administratively possible following receipt of completed and executed forms and appropriate approval.

                                   SECTION 15

                      Construction And Enforcement Of Plan

                 15.1     Governing Legal Entity:

                 The Plan shall be construed, administered and enforced according to the laws of the United States and the laws of the State of California, to the extent the latter are not preempted by the former.

                 15.2     Text To Control:

                 The headings of the sections and subsections are included solely for convenience of reference and, if there is any conflict between such headings and the text of this Plan, the text shall control.

                 15.3     Gender:

                 The masculine pronoun wherever used includes the feminine pronoun.

                 15.4     Severability:

                 In the event any provision of this Plan shall be considered illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted therein.

                 15.5     Liability:

                 All benefits payable under the Plan shall be paid or provided for solely as provided in the Plan and Trust Agreement and the Company assumes no liability or responsibility therefor.

                                   METROBANK
                             EMPLOYEE SAVINGS PLAN

                                FIRST AMENDMENT


                 As provided in Section 11, Metrobank Employee Savings Plan is hereby amended effective January 1, 1989 as follows:

Section 3.7

                 Section 3.7(c) is amended by addition of the following:

                 Any such Special Company Contribution will be taken into account under the ADP test only to the extent it relates to Compensation that would have been received or is attributable to services performed by the Participant in a Plan Year and but for an exception to defer would have been paid within 2-1/2 months after the close of the Plan Year.

Section 3.7

                 Section 3.7 is amended by addition of Section (g) as follows:

                 (g) Tax: Excess contributions plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such excess contributions were allocated for the preceding Plan Year. If such excess amounts are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10% excise tax will be imposed on the Employer.

Section 6.3

                 Section 6.3 is amended by designating section 6.3(b) as
section 6.3(a)(6) and by adding a new section (b) to read as follows:

                 (b)(1) Unless otherwise elected as provided below, a vested Participant who dies before the annuity starting date and who has a surviving spouse shall have his death benefit paid to his surviving spouse in the form of a Pre-Retirement Survivor Annuity. The Participant's spouse may direct that payment of the Pre-Retirement Survivor Annuity commence within a reasonable period after the Participant's death. If the spouse does not so direct, payment of such benefit will commence at the time the Participant would have attained the later of his Normal Retirement Age or age 62. However, the spouse may elect a later commencement date.

                 (2) Any election to waive the Pre-Retirement Survivor Annuity before the Participant's death must be made by the Participant in writing during the election period and shall require the spouse's irrevocable consent in the same manner provided for in Section 6.3(a)(2). Further, the spouse's consent must acknowledge the specific nonspouse Beneficiary. Notwithstanding the foregoing, the nonspouse Beneficiary need not be acknowledged, provided the consent of the spouse acknowledges that the spouse has the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elects to relinquish such right. A spouse who has consented to waive the Pre-Retirement Survivor Annuity, may revoke such election at any time and any number of times during the period between the first day of the Plan Year in which the Participant reaches age 35 and the date of the Participants death.

                 (3) The election period to waive the Pre-Retirement Survivor Annuity shall begin on the first day of the Plan Year in which the Participant attains age 35 and end on the date of the Participant's death. An earlier waiver (with spousal consent) may be made provided a written explanation of the Pre-Retirement Survivor Annuity is given to the Participant and such waiver becomes invalid at the beginning of the Plan Year in which the Participant turns age 35. In the event a vested Participant separates from service prior to the beginning of the election period, the election period shall begin on the date of such separation from service.

                 (4) With regard to the election, the Administrator shall provide each Participant within the applicable period, with respect to such Participant (and consistent with Regulations), a written explanation of the Pre-Retirement Survivor Annuity containing comparable information to that required pursuant to Section 6.3(a). For the purposes of this paragraph, the term "applicable period" means, with respect to a Participant, whichever of the following periods ends last:

                          (i) The period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

                          (ii) A reasonable period after the individual becomes a Participant;

                          (iii) A reasonable period ending after the Plan no longer fully subsidizes the cost of the Pre- Retirement Survivor Annuity with respect to the Participant;

                          (iv) A reasonable period ending after Code Section 401(a)(11) applies to the Participant; or

                          (v) A reasonable period after separation from service in the case of a Participant who separates before attaining age 35. For this purpose, the Administrator must provide the explanation beginning one year before the separation from service and ending one year after such separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

                 For purposes of applying this Section 6.3(b)(4), a reasonable period ending after the enumerated events described in paragraphs
         (ii), (iii) and (iv) above is the end of the two year period beginning one year prior to the date the applicable event occurs, and ending one year after that date.

                 (5) In the event the death benefit is not paid in the form of a Pre-Retirement Survivor Annuity, it shall be paid to the Participant's Beneficiary by either of the following methods, as elected by the Participant (or if no election has been made prior to the Participant's death, by his Beneficiary), subject to the rules specified in Section 6.3(b)(6):

                          (i)     One lump-sum payment in cash;

                          (ii) Payment in monthly, quarterly, semi-annual, or annual cash installments over a period to be determined by the Participant or his Beneficiary. After periodic installments commence, the Beneficiary shall have the right to direct the Trustee to reduce the period over which such periodic installments shall be made, and the Trustee shall adjust the cash amount of such periodic installments accordingly.

                 (6) Notwithstanding any provision in the Plan to the contrary, distributions upon the death of a Participant shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder. If it is determined pursuant to Regulations that the distribution of a Participant's interest has begun and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected pursuant to Section 6.3(b) as of his date of death. If a Participant dies before he has begun to receive any distributions of his interest under the Plan or before distributions are deemed to have begun pursuant to Regulations, then his death benefit shall be distributed to his Beneficiaries by December 31st of the calendar year in which the fifth anniversary of his date of death occurs.

                                   METROBANK
                             EMPLOYEE SAVINGS PLAN

                                SECOND AMENDMENT


     Pursuant to Section 11 of the Metrobank Employee Savings Plan (the "Plan") governing document, the Plan is hereby amended effective January 1, 1996 as set forth below:

     1.    Section 3.1(a) of the Plan is amended to read as follows:
                "(a) Matching Contribution: The Company shall contribute to the Trust for each Plan Year on behalf of each Participant for whom it makes
           Pre-Tax Contributions for such Plan Year matching contributions in the form of cash (herein called
           "Matching Contributions") equal to 50% of that portion of each Participant's aggregate Pre-Tax
           Contributions which do not exceed 5% of those components (e.g., base salary, bonuses) of such Participant's Compensation for the Plan Year which are selected by the Participant as the source of the Participant's Pre-Tax Contributions for such Plan Year; provided, however, that with respect to Pre-Tax Contributions made between

                    January 1, 1996 and June 30, 1996, no Participant shall receive aggregate Matching Contributions in excess of $850. Matching Contributions shall be allocated to Company Matching Contribution
                    Accounts."
     2. Section 6.1(b)(2) of the Plan is hereby amended by the addition of the following new paragraph as the last paragraph of Section 6.1(b)(2):
                         "Notwithstanding the foregoing provisions of
                    this Section 6.1(b), the interests of all Participants of the Plan who are employed by the Company on January 1, 1996 in their Company
                    Matching Contribution Accounts shall become fully vested as of that date. Further, the interests of Participants in Matching Contributions made by the Company during 1996 and later years shall be fully vested at the time of allocation to any Participant's Company Matching Contributions
                    Account."